UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2019

______________

Dolphin Entertainment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

______________

Florida	001-38331	86-0787790
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2151 Le Jeune Road, Suite 150-Mezzanine

Coral Gables, FL 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 774-0407

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.015 par value per share	DLPN	The Nasdaq Capital Market
Warrants to purchase Common Stock, $0.015 par value per share	DLPNW	The Nasdaq Capital Market

Item 1.01

Entry into a Material Definitive Agreement.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02

Unregistered Sales of Equity Securities.

On May 20, 2019, Dolphin Entertainment, Inc., a Florida corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC, an Illinois limited liability company (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor, and the Investor agreed to purchase from the Company, a senior convertible promissory note in an initial principal amount of $1,100,000 (the “Note”) at a purchase price of $1,000,000 (representing an original issue discount of approximately 9.09%), together with warrants (the “Warrants”) to purchase up to 137,500 shares of the Company’s common stock, par value $0.015 per share (“Common Stock”), at an exercise price of $2.00 per share (subject to pro rata adjustments for stock splits, recapitalizations, reorganizations and similar events). On May 21, 2019 (the “Closing Date”), the Company issued and sold the Note and the Warrants to the Investor and received aggregate gross proceeds before expenses of $1,000,000.

The Warrants will become exercisable upon the six-month anniversary of the Closing Date and thereafter at any time during the five-year period following such date.  If a resale registration statement covering the shares of Common Stock underlying the Warrants is not effective and available at the time of exercise, the Warrants may be exercised by means of a “cashless” exercise formula.

The Note is convertible at any time into shares of Common Stock (the “Conversion Shares”) at an initial conversion price (the “Conversion Price”) equal to the lower of (A) $5.00 and (B) the lower of (i) the lowest intraday sale price of the Common Stock on the applicable conversion date and (ii) the average of the three lowest closing sale prices of the Common Stock during the twelve consecutive trading days ending on and including the trading day immediately preceding the conversion date, subject, in the case of this clause (B), to a floor price of $1.00.  If an event of default under the Note occurs prior to maturity, then from and after the occurrence of such event of default and for the remaining term of the Note, the Note will be convertible into shares of Common Stock at a 15% discount to the applicable Conversion Price. The Conversion Price is subject to price protection anti-dilution for a period of six months from and after the Closing Date upon any dilutive issuance (or deemed issuance) of Common Stock at a price below $1.00 per share, and is also subject to pro rata adjustments for stock splits, recapitalizations, reorganizations and certain fundamental transactions involving the Company or its securities.

The Note is a general senior unsecured obligation of the Company and ranks equal in right of payment with all of the Company’s existing and future unsubordinated indebtedness. Outstanding principal under Note will not accrue interest, except upon and during the continuance of an event of default under the Note, in which case interest at a default rate of 18% per year would accrue until such event of default is cured and will be payable upon conversion (in the form of shares of Common Stock), prepayment or redemption of the Note or upon certain bankruptcy related events of default. The Note matures on May 21, 2021 unless earlier converted, prepaid or redeemed. The Company may, at its option, prepay all or any portion of the outstanding balance under the Note without premium or penalty.

The Note provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others, the following:  nonpayment of principal or interest; breach of covenants or other agreements in the Note; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is continuing under the Note, the Investor may declare the principal of, and accrued interest on, the Note immediately due and payable.  In the case of certain events of bankruptcy or insolvency, all amounts outstanding under the Note, together with accrued and unpaid interest thereon, would automatically become due and payable.

Pursuant to the Purchase Agreement, if the Note remains outstanding on the second, fourth and six-month anniversaries of the Closing Date, the Company will issue to the Investor on each such date additional warrants (the “Additional Warrants”) having substantially the same terms as the Warrants, each of which Additional Warrants will entitle the holder thereof to purchase up to 137,500 shares of Common Stock at an exercise price of $2.00 per share (subject to pro rata adjustments for stock splits, recapitalizations, reorganizations and similar events).

In connection with the transactions contemplated by the Purchase Agreement, on May 20, 2019, the Company entered into a registration rights agreement with the Investor (the “Registration Rights Agreement”), pursuant to which the Company has agreed to register the Conversion Shares for resale by the Investor under the Securities Act, if, during the six-month period commencing on the date of the Registration Rights Agreement, the Company determines to file a resale registration statement with the SEC.

The securities referred to above, including the shares of Common Stock issuable upon conversion of the Note and exercise of the Warrants and any Additional Warrants, were offered, issued and sold by the Company to the Investor in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Investor represented to the Company that it was an “accredited investor”, as defined in Rule 501(a) under the Securities Act, and that it was acquiring such securities for investment purposes.

The foregoing description of the Note, the Warrants, the Purchase Agreement and the Registration Rights Agreement is only a summary and is qualified in its entirety by reference to the full text of the Note, the form of Warrant, the Purchase Agreement and the Registration Rights Agreement, which are filed as Exhibit 4.1, Exhibit 4.2, Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Dolphin Entertainment, Inc. Senior Convertible Note
4.2	Form of Warrant issued to Lincoln Park Capital Fund, LLC
10.1	Securities Purchase Agreement, dated as of May 20, 2019, by and between the Company and Lincoln Park Capital Fund, LLC
10.2	Registration Rights Agreement, dated as of May 20, 2019, by and between the Company and Lincoln Park Capital Fund, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN ENTERTAINMENT, INC.

Date: May 22, 2019	By:	/s/ Mirta A. Negrini
	Name:	Mirta A. Negrini
	Title:	Chief Financial and Operating Officer